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                                                                    EXHIBIT 99.3


                       FORM OF LETTER TO DTC PARTICIPANTS

                                OFFER TO EXCHANGE

                             NOTES DUE JULY 15, 2025

                           FOR ANY AND ALL OUTSTANDING

                             NOTES DUE JULY 15, 2025

                                       OF

                                  AERCO LIMITED

To The Depository Trust Company Participants:

         We are enclosing herewith the materials listed below relating to the offer by AerCo Limited ("AerCo") to exchange four subclasses of its Notes due July 15, 2025 (the "New Notes"), pursuant to an offering registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of each subclass of its issued and outstanding Notes due July 15, 2025(the "Old Notes") upon the terms and subject to the conditions set forth in AerCo's Prospectus, dated _________, and the related Letter of Transmittal (which together constitute the "Exchange Offer").

         Enclosed herewith are copies of the following documents:

         1.       Prospectus dated _________;

         2.       Letter of Transmittal;

         3.       Notice of Guaranteed Delivery;

         4.       Instruction to Book-Entry Transfer Participant from Owner; and

         5. Letter which may be sent to your clients for whose account you hold Old Notes in your name or in the name of your nominee, to accompany the instruction form referred to above, for obtaining such client's instruction with regard to the Exchange Offer.

         WE URGE YOU TO CONTACT YOUR CLIENTS PROMPTLY. PLEASE NOTE THAT THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON _________, UNLESS EXTENDED.

         The Exchange Offer is not conditioned upon any minimum number of Old Notes being tendered.

         To participate in the Exchange Offer, a beneficial holder must cause a DTC Participant to tender such holder's Old Notes to Bankers Trust Company (the "Exchange Agent") account maintained at the Depository Trust Company ("DTC") for the benefit of the Exchange Agent through DTC's Automated Tender Offer Program ("ATOP"), including transmission of a computer-generated message that acknowledges and agrees to be bound by the terms of the Letter of Transmittal. By complying with DTC's ATOP procedures with respect to the Exchange Offer, the DTC Participant confirms on behalf


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of itself and the beneficial owners of tendered Old Notes all provisions of the
Letter of Transmittal applicable to it and such beneficial owners as fully as if it completed, executed and returned the Letter of Transmittal to the Exchange Agent.

         Pursuant to the Letter of Transmittal, each holder of Old Notes will represent to AerCo that (i) the New Notes acquired in the Exchange Offer are being obtained in the ordinary course of business of the person receiving such New Notes, whether or not such person is such holder, (ii) neither the holder of the Old Notes nor any such other person has an arrangement or understanding with any person to participate in the distribution of such New Notes, (iii) if the holder is not a broker-dealer or is a broker-dealer but will not receive New Notes for its own account in exchange for Old Notes, neither the holder nor any such other person is engaged in or intends to participate in a distribution of the New Notes and (iv) neither the holder nor any such other person is an "affiliate" of AerCo within the meaning of Rule 405 under the Securities Act of 1933, as amended. If the tendering holder is a broker-dealer that will receive New Notes for its own account pursuant to the Exchange Offer, you will represent on behalf of such broker-dealer that the Old Notes to be exchanged for the New Notes were acquired by it as a result of market-making activities or other trading activities, and acknowledge on behalf of such broker-dealer that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes, such broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

         The enclosed Instruction to the Book-Entry Transfer Participant from Owner contains an authorization by the beneficial owners of the Old Notes for you to make the foregoing representations.

         AerCo will not pay any fee or commission to any broker or dealer or to any other persons (other than the Exchange Agent) in connection with the solicitation of tenders of Old Notes pursuant to the Exchange Offer. MSAF will pay or cause to be paid any transfer taxes payable on the transfer of Old Notes to it, except as otherwise provided in Instruction 5 of the enclosed Letter of Transmittal.

         Additional copies of the enclosed material may be obtained from Bankers Trust Company, Four Albany Street, Mail Stop 5091, New York, New York 10006.

                                Very truly yours,

                                  AERCO LIMITED

         NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU THE AGENT OF MORGAN STANLEY AIRCRAFT FINANCE OR BANKERS TRUST COMPANY OR AUTHORIZE YOU TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON THEIR BEHALF IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.